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Exhibit 23.2

Consent of Independent Accountants

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Amendment No. 1 to Form SB-2) of the report of Anderson Associates, LLP dated March 20, 2003, relating to the consolidated financial statements of American Bank Holdings, Inc. which is contained in that Prospectus.

        We also consent to the reference to Anderson Associates, LLP under the caption "Experts" in the Prospectus.

/s/ BEARD MILLER COMPANY LLP
(as successor to Anderson Associates, LLP)

Baltimore, Maryland
February 6, 2004

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Consent of Independent Accountants